Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 31, 1996 included in Right Management Consultants, Inc. Form 10-K for the year ended December 31, 1995 and to all references to our firm included in this Registration Statement.

                                                     /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
    July 10, 1996